AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON JULY 9, 1998
                             REGISTRATION NO.333-
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       HOME PROPERTIES OF NEW YORK, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   MARYLAND                      16-1455126
           (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)

                              850 CLINTON SQUARE
                           ROCHESTER, NEW YORK 14604
                                 (716) 546-4900
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            ANN M. MCCORMICK, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       HOME PROPERTIES OF NEW YORK, INC.
                              850 CLINTON SQUARE
                           ROCHESTER, NEW YORK 14604
                                 (716) 246-4105
                           FACSIMILE: (716) 546-5433
                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                     AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

                          DEBORAH MCLEAN QUINN, ESQ.
                      NIXON, HARGRAVE, DEVANS & DOYLE LLP
                              1300 CLINTON SQUARE
                          ROCHESTER, NEW YORK  14604
                                 (716) 263-1307
                           FACSIMILE: (716) 263-1600


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If only securities being registered on this Form are being offered pursuant
to dividend or interest reinvestment plans, please check the following box.   /
                                       /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
    1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/



                        CALCULATION OF REGISTRATION FEE

    Title of each               Proposed       Proposed
     class of     Amount         maximum        maximum        Amount of
   securities to  to be      offering price    aggregate       registration
   be registered  registered    per unit     offering price    fee
  - -------------  ---------- -------------- ----------------- ------------
  Common stock,
  par value
   $.01         1,200,000 sh. $25.9375(1) $31,125,000 (1)(2) $9,431.82 (2)


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon prices on the New York Stock Exchange on July 6,1998.

  (2) Pursuant to Rule 429 under the Securities Act of 1933, as of the date hereof, (a) 473,991 shares of the Registrant's Common Stock were still available for sale under the Registrant's Registration Statement on Form S-3, No. 333-49781 and a registration fee of $7,110.41 was paid on April 9, 1998 with respect to such shares; and (b) 767,960 shares of the Registrant's Common Stock were still available for sale under the Registrant's Registration Statement on Form S-3, No. 33-96004
       and a registration fee of $5,158.23 was paid on August 16, 1995 with respect to such shares. The Prospectus contained in this Registration Statement is also the Prospectus under the Registrant's Registration Statements on Form S-3, Nos.33-96004 and 333-49781 for purposes of Section 10 of the Securities Act of 1933, as amended, pursuant to Rule 429 under such Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     HOME PROPERTIES OF NEW YORK, INC.
                         DIVIDEND REINVESTMENT AND
                        DIRECT STOCK PURCHASE PLAN

                             [LOGO]  HOME PROPERTIES

                6,050,000 Shares of Common Stock
                   Prospectus - July   , 1998


                              PLAN HIGHLIGHTS
          *   Purchase Home Properties common stock at a discount
          *   Increase ownership through monthly optional cash
                               purchases
          *   Automatically reinvest quarterly dividends and/or
                           partnership distributions
          *   Transfer shares and move your money electronically
          *   Own stock without receiving certificates

Home Properties is a publicly traded company with a large amount of information available. Our shares are traded on the New York Stock Exchange under the ticker symbol HME. The closing price of the common stock on July 6, 1998 was $25.9375 per share. Investment in Home Properties common stock involves certain risks including those described on pages 11-12.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               Plan Service Fees

   Enrollment Fee for New Investors               No Charge
   Purchase of Shares
     Direct Issue from Home Properties            No Charge
     Open Market Purchase Fee                     $0.04 per share
   Sale of Shares
     Open Market Sale Fee                         $0.04 per share
   Reinvestment of Dividends                      No Charge
   Optional Cash Purchase                         No Charge
   Gift or Transfer of Shares                     No Charge
   Safekeeping of Stock Certificates              No Charge
   Certificate Issuance                           No Charge
   Duplicate Statements
     Current Year                                 No Charge
     Prior Year(s)                                No Charge
   Returned Checks or Rejected Auto Withdrawals   $20.00 per item

   The agent charges the applicable fee to your plan account.

                               TABLE OF CONTENTS
   Information About Home Properties................1
   Purpose of the Plan..............................2
   Home Properties' and the Agent's Responsibilites.2
   Dividends Paid by Home Properties................2
   Plan Features/Benefits to You....................3
   Details About the Plan...........................4
   Miscellaneous Information........................10
   Income Tax Information...........................10
   Risk Factors.....................................11
   Governing Law....................................12
   Legal Opinion....................................12
   Independent Public Accountants...................13
   Compliance Information...........................13

                     INFORMATION ABOUT HOME PROPERTIES

    Home Properties is a real estate investment trust (REIT) that owns, manages, acquires, and develops apartment communities in the Northeast, Midwest and Mid-Atlantic United States. Our communities are predominantly suburban, garden-style apartments with brick exteriors, which appeal to a broad range of middle income and senior residents.

Headquartered in Rochester, New York, Home Properties and its predecessors have operated multifamily properties since 1967. Our strategy is to acquire apartment communities at prices significantly below new construction costs and then improve and manage these communities for long term growth. We refer to this strategy as "repositioning". We also generate fee income through the development, rehabilitation and management of apartment communities supported by various forms of government assistance. Home Properties' expertise in both market rate and government-assisted housing strengthens our market position and enhances our future opportunities.

Our mission is to provide investors with dependable, above average returns and to be the first choice of renters in our chosen markets. We serve our residents with integrity and respect while providing value and service that is intended to exceed expectations. Home Properties provides employees with a secure environment that fosters freedom for growth, creativity and the achievement of excellence.

For information or copies of our Annual Report to Shareholders, Proxy Statement, and 10-Q or 10-K Reports, as well as other documents incorporated by reference in this prospectus, please visit our Internet address,
www.homeproperties.com, or contact:
                              Home Properties
                       Investor Relations Department
                            850 Clinton Square
                        Rochester, New York  14604
                               (716)546-4900
 HME
Listed
 NYSE
The New York Stock Exchange

   You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. Home Properties has authorized no one to provide you with different information. Home Properties is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

In this prospectus, "Home Properties" means Home Properties of New York, Inc., a Maryland corporation.

                            PURPOSE OF THE PLAN

The Home Properties Dividend Reinvestment and Direct Stock Purchase Plan was established to promote long-term ownership in Home Properties and is designed to give our shareholders, residents, employees, limited partners and others a simple, convenient, and economical way to purchase Home Properties common stock. The plan is also designed to enable Home Properties to efficiently raise capital to fund our continued growth through the direct sale of newly issued shares.

In 1998, we revised the plan to provide new features, amend existing features, and to clarify it. If you have previously participated in the plan, you may participate in its amended version without any further action on your part.

Please read this booklet carefully before you invest. Once you begin participating in the plan, store this booklet with your investment records relating to the plan. If you require an additional plan prospectus, enrollment form, or further assistance, simply contact us or the plan's agent.

HOME PROPERTIES' AND THE AGENT'S RESPONSIBILITIES

The agent is designated by Home Properties to administer the plan and act as administrator for the participants. The agent purchases and holds shares of stock for plan participants, keeps records, mails statements, and performs other duties required by the plan.

Neither Home Properties nor the agent is liable for any act, or for any failure to act, as long as we make good faith efforts to carry out the terms of the plan as described in this prospectus and on the forms that accompany each investment or activity. This release from liability does not apply to violation of federal securities laws.

Neither Home Properties nor the agent promises a profit or protects against a loss on the common stock purchased under the plan.

DIVIDENDS PAID BY HOME PROPERTIES

Home Properties normally pays dividends four (4) times a year, in February, May, August and November. Record dates on which you must be a shareholder are approximately eight business days prior to the dividend payment dates. Dividends are declared by the Board of Directors.

PLAN FEATURES

Purchase Home Properties common stock by completing an Enrollment Form and send a check, money order, or wire transfer; or arrange for the agent to automatically withdraw from your bank account.

If you are not a Home Properties registered shareholder, community resident, limited partner or employee, you must invest at least $2,000 initially. If you own Home Properties shares in an account with a stock broker, request the broker to enroll you, request a certificate for your shares or move those shares electronically into the plan.

Make optional cash purchases once each month for a minimum of $50 up to a maximum $5,000. You purchase shares at 97% of the plan purchase price. You may make larger optional cash purchases with the prior approval of Home Properties.

Automatically reinvest all or some of your quarterly dividends or limited partnership distributions into Home Properties common stock. The shares you purchase with reinvested dividends/distributions are at 97% of the plan purchase price.

Purchase both full and fractional shares, and receive dividends on full and fractional shares.

Receive a statement detailing your account activity each time you invest.

Deposit your Home Properties stock certificates in the plan for safekeeping at no cost.

Authorize the agent to sell your plan shares for a nominal fee without requesting a specific sale date or price. If you prefer to decide the time and price of the sale, you may withdraw your shares in certificate form or move your shares electronically to your own brokerage account.

                           BENEFITS TO YOU

You purchase shares at a discount directly from Home Properties without a broker, even if you are not a current shareholder. The Enrollment Form is designed to guide you in setting up your plan account.

You begin with a relatively small amount invested, which may help you diversify your financial assets. In addition, you can move shares from your brokerage account into your plan account, or the reverse, at any time without fees.

You conveniently add to your investment over time.

Your investment continues to build until you decide to stop. Then, your dividends are mailed to you or deposited directly in your bank account.

You enjoy the full reinvestment of your dividends.

You monitor your investment and make new transactions efficiently by using the detachable form at the bottom of your plan statement.

You eliminate worry over lost or stolen certificates. Gifting or transferring your stock is easier.

You have flexibility and control over your sale when using the plan's electronic feature and your personal investment advisor.

        Please see additional details on the following pages.

DETAILS ABOUT THE PLAN

WHO MAY PARTICIPATE

All U.S. citizens are eligible to join the plan, whether or not they are currently Home Properties shareholders.

Foreign citizens are eligible to participate as long as their participation does not violate any laws in their home countries.

HOW TO ENROLL

Join the plan at any time by completing an Enrollment Form and returning it to the agent in the courtesy envelope.

If you are a Home Properties shareholder of record, a Home Properties community resident, a Home Properties limited partner or a Home Properties employee, complete and return the Enrollment Form to the agent to reinvest dividends or to purchase shares with optional cash payments. If you own shares in a brokerage account, request the broker to enroll you, request a certificate for your shares or move shares electronically into the plan and complete and return the Enrollment Form. Be sure to select one of the following investment options when enrolling.

INVESTMENT OPTIONS

FULL DIVIDEND REINVESTMENT

If you select full dividend reinvestment, all dividends payable on your registered shares or your plan shares acquired through optional cash purchases, will purchase additional shares of common stock at 97% of the plan purchase price. Your reinvested dividends will purchase whole and fractional shares, computed to three decimal places, on the dividend payment date.

PARTIAL DIVIDEND REINVESTMENT

If you select partial dividend reinvestment, the portion of dividends payable on your registered shares or your plan shares acquired through optional cash purchases that you specify will purchase additional shares of common stock at 97% of the plan purchase price. Your reinvested dividends will purchase whole and fractional shares, computed to three decimal places, on the dividend payment date.

OPTIONAL CASH PURCHASE ONLY

If you select optional cash purchase only, you may purchase shares once a month for 97% of the plan purchase price by investing a minimum of $50 up to a maximum of $5,000. You will purchase whole and fractional shares, computed to three decimal places. You will not receive interest on optional cash amounts held pending a purchase. Your dividends will be paid directly to you or deposited into your bank account.

IMPORTANT: According to Internal Revenue Service regulations regarding discounts on optional cash purchases in the plan, the actual discount you receive on shares purchased may not exceed 5% of the one-day New York Stock Exchange trading average on the optional cash purchase date. The agent for the plan will calculate the discounted purchase price at 97% of the five-day average and test for the 5% rule. The actual price will be the higher of the two amounts for that purchase date.

WAIVER PURCHASE

OPTIONAL CASH PURCHASE IN EXCESS OF $5,000

Home Properties considers monthly requests for optional cash purchases greater than $5,000 on a case-by-case basis and approves requests based on various corporate factors and market conditions. Waiver purchases may be denied by Home Properties for any reason and require a signed Waiver Purchase Form from you stating:

*  you are not purchasing the shares to engage in arbitrage activities
* you will not sell Home Properties common stock or cause it to be sold during the plan's five day pricing period
* you are not engaging in underwriting activities as defined under applicable law

Waiver purchases greater than $5,000 may receive a discount between 0% and 3% from the plan purchase price. Home Properties reserves the right to review and adjust the waiver discount each month.

Waiver purchases greater than $25,000 are also subject to a discretionary "Threshold Price" that may be set each month by Home Properties. The discounted purchase price must meet or exceed the Threshold Price for the purchase date. If the Threshold Price is not met, waiver payments are returned to you in full without interest. The Threshold Price only applies to optional cash purchases greater than $25,000.

If you select optional cash purchase and want to purchase more than $5,000 worth of our stock:

        1. Contact the Investor Relations Department of Home Properties at 716-546-4900 with your request.
               Ask for that month's Threshold Price and Waiver
               Purchase Form.
        2. If approved, complete the Waiver Purchase Form that we supply and return it to us before the pricing period begins.
        3. Send your optional cash payment to the agent before the pricing period begins.

HOW TO MAKE AN OPTIONAL CASH PAYMENT OR AN AUTOMATIC OPTIONAL CASH PAYMENT FROM YOUR BANK ACCOUNT

Make an optional cash payment by sending a check, money order, or wire transfer to the agent or authorize the agent to automatically withdraw from your bank account. Do not send cash to the agent. If you pay by check or money order, please use the transaction stub located on the bottom of your plan statement, make your check or money order payable to the agent and mail to the agent's address. Always write our New York Stock Exchange symbol, HME, on your check, money order or wire.

To authorize an automatic optional cash payment from your bank account, complete section five of the Enrollment Form or contact the agent for additional information or assistance. Funds will be withdrawn from your bank account on the first business day of the month. If this date falls on a bank holiday or weekend, funds will be withdrawn on the next business day. Please allow 4-6 weeks for withdrawals from your bank account to begin. You must notify the agent in writing to change or terminate automatic withdrawals from your bank account.

THE SOURCE OF PLAN SHARES

Home Properties common stock purchased in the plan is either issued directly by Home Properties from our authorized, unissued shares or purchased by the agent on the New York Stock Exchange in open trading. Home Properties designates the source of the shares but cannot change the source more than once every three months and only if required by law or other valid reason. We anticipate that Home Properties will issue shares directly from our authorized, unissued shares.

THE PLAN PURCHASE PRICE

The plan purchase price is calculated differently depending upon whether Home Properties issues new shares or the shares are bought by the agent in open trading.

NEWLY ISSUED SHARES - the price of shares purchased directly from Home Properties is the average of the daily high and low trading prices of Home Properties common stock reported on the New York Stock Exchange for the five business days just before the purchase date. You are not charged a fee for newly issued shares.

OPEN MARKET PURCHASES - the price of shares purchased in open market trading is the weighted average price for all shares purchased by the agent for the plan on the purchase date. You are charged a fee for open market purchases.

THE PURCHASE DATE AND THE PRICING PERIOD

 * The purchase date for optional cash payments is the tenth day of each month (or the next business day if the tenth is a weekend day or bank holiday).

 * The purchase date for the reinvestment of dividends is the declared quarterly dividend payment date.

 * The period when we calculate the plan purchase price for each purchase date is the five business days just before, and not including, the purchase date.

PAYMENT DUE DATE FOR OPTIONAL CASH PURCHASES

Your optional cash purchase payment must be received by the agent before the five day pricing period begins. You do not earn any interest on your payment, and you bear the risk associated with price changes in Home Properties common stock during the pricing period.

TRACKING YOUR INVESTMENT IN THE PLAN

If you participate in dividend reinvestment, the agent mails you a quarterly statement showing all transaction details for your account including year-to-date and other information. The agent sends supplemental statements or notices when you make an initial or optional cash purchase or a deposit, transfer, sale or withdrawal of shares. If you do not participate in dividend reinvestment, you receive a statement or notice confirming any transaction you make. An annual statement of your holdings is sent even if there was no activity during the year in your account.

Please notify the agent in writing if the address on your account changes.

Remember to save your account statements, along with this prospectus and other pertinent tax information related to Home Properties
Dividend Reinvestment and Direct Stock Purchase Plan, to establish the cost basis of your common stock purchased in the plan.

OPTIONAL CASH PURCHASE DELAY NOTIFICATION

Home Properties notifies you of an optional cash purchase delay if the maximum number of shares available for this plan under our registration statement with the Securities and Exchange Commission
(SEC) needs to be increased. If you are notified, then you may elect to have the agent hold your money until additional shares for the plan are available or you may have the agent return your money without interest. If your money is held, the plan purchase price is recalculated and you will receive the lower of the original or deferred purchase price, less the discount.

SAFEKEEPING YOUR STOCK CERTIFICATES

Home Properties shares you purchase in the plan are maintained in your plan account for safekeeping in book-entry form. You do not receive a certificate for those shares unless you request one in writing. You do receive a monthly or quarterly statement detailing the status of your holdings.

Any Home Properties shareholder may use the plan's safekeeping service for Home Properties stock certificates. Safekeeping is beneficial since you do not bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you retain the option to receive cash dividends or reinvest your dividends.

To deposit Home Properties shares in the plan's safekeeping service, send the stock certificates to the agent by registered mail with written instructions to deposit them in safekeeping. Do not endorse or assign your certificates.

OBTAINING STOCK CERTIFICATES

You can withdraw shares in certificate form from your plan account without charge by writing to the agent. The agent issues certificates in the name registered on the account, unless you instruct the agent to issue them in another person's name or deliver a stock power to the agent with your instructions. In order for certificates to be issued to another person, the signature on the stock power must be guaranteed by a financial institution. This ensures that the individual signing a stock certificate or stock power is in fact the registered owner named on the stock certificate or stock power. Contact your bank or broker for more information regarding this guarantee.

The agent issues certificates for whole shares only. The agent mails a check for the value of the fractional shares to you or your designate within two to three weeks, or you may arrange for the agent to deposit your money directly into your bank account.

SELLING SHARES IN YOUR PLAN ACCOUNT

You can sell any number of shares held in your plan account by writing to the agent. The agent sells shares weekly. The sales price for the shares the agent sells for you is the price received in open trading by the agent. You receive the proceeds of the sale less a small fee per share, and any required tax withholdings.

CLOSING YOUR PLAN ACCOUNT

You may stop participating in the plan at any time by notifying the agent in writing or by completing and returning the transaction stub of your most recent plan account statement.

To stop automatic optional cash payments that are withdrawn from your bank account, contact the agent at least one week before the last business day of the month.
When you close your account, you may receive:

     * certificates for full shares in your account and cash for remaining fractional shares

     * certificates for any portion of full shares and cash for remaining full and fractional shares

     *    cash for all full and fractional shares

      Please note that all sale proceeds are less a service fee.

CHANGES/TERMINATION OF THE PLAN

Home Properties reserves the right to amend or discontinue the plan at any time. The agent will send you written notice of any significant changes to the plan.

If we discontinue the plan, the agent returns any unused optional cash payments in your account, issues a certificate for whole shares in your account, and pays you cash for any fractional shares in your account.

SUSPENSION/TERMINATION OF YOUR PARTICIPATION

Home Properties also reserves the right to deny, suspend or terminate your participation in the plan if, in our sole discretion, you use the plan in a manner inconsistent with its intended purpose, such as excessive activity through multiple accounts. If we exercise this right, the agent notifies you in writing and continues to safekeep your shares but does not accept optional cash payments from you or reinvest your dividends. The agent can issue a certificate to you or transfer your shares electronically only upon your written request.
                                                           9

MISCELLANEOUS INFORMATION

VOTING OF SHARES

For each shareholder meeting, you receive proxy materials and a proxy card representing shares you own in certificate form and/or for whole and fractional shares owned in your plan account. The proxy allows you to indicate how you want your shares to be voted. Your shares are voted only as you indicate. However, you must sign your proxy card or your shares will not be voted. You may wait to vote or revote your shares in person at the shareholder meeting.

HANDLING OF STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

If Home Properties declares a stock split or stock dividend, the agent credits your plan account with the appropriate number of shares on the payment date.

In the event of a stock subscription or other offering of rights to shareholders, you are entitled to these rights based on the number of shares in your account on the record date for these transactions.

INCOME TAX INFORMATION

RELATING TO DIVIDENDS AND TRADING FEES

A portion of your dividends, whether or not they are reinvested, are considered taxable income in the year you receive them, and a portion of your dividends are considered return of capital. You receive an annual statement from the agent indicating the amount of dividends reported as taxable dividend income to the IRS on Form 1099.

The amount of the discount on any additional shares you purchase in the plan through a purchase price discount is reported to the IRS as taxable income. Consequently, your initial tax basis for those shares is the full purchase price before the discount. This information is also reported on your annual Form 1099.

RELATING TO TRANSFER OF SHARES

You do not realize a gain or loss for U.S. federal income tax purposes when you transfer shares into the plan or when you withdraw whole shares from the plan. You realize a gain or loss when you sell shares held in the plan, including cash received for fractional shares. You are required to report this gain or loss on your federal income tax return.

WITHHOLDING TAXES

If you are a non-resident alien or a non-U.S. corporation, partnership, or other entity, you are subject to a withholding tax on dividends earned on your plan shares. The agent withholds the required amount determined according to U.S. Treasury regulations. This withholding amount is reflected in your plan account.


RISK FACTORS

ACQUISITION OF APARTMENT COMMUNITIES

DEBT FINANCING

Home Properties is subject to the customary risks associated with debt financing, including the potential inability to refinance existing mortgage indebtedness when it becomes due. The Board of Directors has adopted a policy of limiting our Company's indebtedness to approximately 50% of our market capitalization, although Home Properties' organizational documents contain no limitation on debt percentages. If the Board of Directors changes its position, we could increase our debt level.

General Real Estate Conditions

Home Properties' investment in real estate involves certain risks including general economic and local real estate conditions; other conditions that might affect operating expenses at our apartment communities, such as severe weather; the timely completion of renovation activities at our apartment communities, within anticipated budgets; the illiquid nature of real estate assets; and compliance with federal and state laws governing our properties.

OTHER RISK FACTORS

FAILURE TO QUALIFY AS A REIT

We cannot assure that Home Properties will remain qualified as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended. If Home Properties is disqualified as a REIT, Home Properties would not be allowed a deduction for distributions to shareholders in computing our taxable income and we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. The result may be a reduction in dividends to shareholders in the disqualified taxable year, and potentially for four taxable years following the disqualification.

To continue to be taxed as a REIT, no more than fifty percent (50%) in value of the outstanding Home Properties common stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last six months of our taxable year. Home Properties limits ownership by any single stockholder to 8% of the outstanding common shares in an effort to prevent this restriction from being violated.

PROPERTY MANAGEMENT'S CONFLICTS OF INTEREST

Our executive officers own the majority of their interest in Home Properties through our UPREIT structure. This may create a conflict of interest between the officers and stockholders with respect to business decisions affecting Home Properties, and conflicts of interest as they relate to contracts and sales of properties managed by Home Properties. Please contact the Investor Relations department at our company headquarters for information on the UPREIT structure.

Governing Law

New York State law governs the terms and conditions of the plan, the Enrollment Form, the account statements, and other documents relating to the plan.

Legal Opinion

Nixon, Hargrave, Devans & Doyle LLP, Rochester, New York has passed upon the validity of the common stock being offered under this plan prospectus.

INDEPENDENT PUBLIC ACCOUNTANTS

The audited financial statements and schedule incorporated by reference in this Prospectus to the extent and for the periods indicated in their report have been audited by Coopers & Lybrand L.L.P., independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

COMPLIANCE INFORMATION
We must comply with the Securities and Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information we file at the SEC's public reference rooms, including its public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 800-SEC-0330 for further information on its public reference rooms. You may also access our SEC filings at the SEC's Internet address (http://www.sec.gov), or Home Properties' Internet address (http://www.homeproperties.com).

This prospectus is part of a registration statement that we filed with the SEC to register the shares offered under the plan. It does not repeat important information that you can find in our registration statement, reports and other documents that we file with the SEC. The SEC allows us to "incorporate by reference", which means that we can disclose important information to you by referring you to other documents which are legally considered to be a part of this prospectus, and any later information filed with the SEC which updates and supersedes this information. The documents that we are incorporating by reference are:

            Annual Report on Form 10-K for the year ended 12/31/97.

            Quarterly Report on Form 10-Q for the quarter ended 3/31/98.

            Current Reports on Form 8-K, as amended, filed on 1/12/98, 2/20/98, 3/24/98, 3/26/98, 5/22/98 and 6/2/98.

            Home Properties Proxy Statement dated March 27, 1998.

The description of the common stock set forth in Home Properties' Registration Statement on Form 8-A, dated June 8, 1994 and the information incorporated by reference set forth in the Registration Statement on Form S-11 (No. 33-78862), as amended, or a prospectus subsequently filed under the heading "Description of Capital Stock."

All documents filed by Home Properties under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act of 1934 after the date of this Prospectus and prior to termination of this offering.

                                    [LOGO]

                                HOME PROPERTIES

                           Dividend Reinvestment and
                          Direct Stock Purchase Plan



            Plan Agent:     American Stock Transfer & Trust Company
                                   40 Wall Street
                              New York, New York 10005
                                    800-278-4353

                           NYSE Ticker Symbol:  HME

            Company Internet     www.homeproperties.com
            Address:

            Dates to Remember:

            Dividends Paid and Reinvested     Quarterly in February,
                                              May, August and November

            Optional Cash Purchase Date       The tenth day of each
                                              calendar month

            Optional Cash Payment Date        Prior to the five day
                                              pricing period
                                              immediately preceding
                                              each optional cash
                                              purchase date

             Automatic Bank Account           The first day of each
                Withdrawal                    calendar month

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The following table is an itemized listing of expenses to be incurred by the Company in connection with the issuance and distribution of the shares of Common Stock being registered hereby, other than discounts and commissions:

                SEC Registration Fee              $9,431.82
                NYSE Listing Fee                   1,500.00  *
                Legal Fees and Expenses              500.00  *
                Accounting Fees and Expenses         500.00  *
                Blue Sky Fees and Expenses           250.00  *
                                                  ---------
                                     Total       $12,181.82  *
                                                  =========

 *Estimate

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation of Home Properties and the Partnership Agreement ("Operating Partnership Agreement") of Home Properties of New York, L.P., a New York limited partnership of which the Company is the general partner, against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The Bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Articles of Incorporation of Home Properties shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits Home Properties to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of Home Properties contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

The Operating Partnership Agreement also provides for indemnification of Home Properties and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of Home Properties and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to Home Properties and its stockholders is limited under Home Properties' Articles of Incorporation.

Home Properties has entered into indemnification agreements with each of Home Properties' directors and officers. The indemnification agreements require, among other things, that Home Properties indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Home Properties also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under Home Properties' directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and the Bylaws and the Operating Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

Home Properties has purchased insurance under a policy that insures both Home Properties and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.


                               ITEM 16. EXHIBITS

EXHIBIT NO.         DESCRIPTION

  4.1 Amended and Restated Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan

  4.2 Amendment No. One to the Amended and Restated Dividend Reinvestment, Stock Purchase, REsident Stock Purchase and Employee Stock Purchase Plan

  4.3 Amendment No. Two to the Amended and Restated Dividend Reinvestment, Stock Purchase, REsident Stock Purchase and Employee Stock Purchase Plan

  5 Opinion of Nixon, Hargrave, Devans & Doyle LLP regarding the validity of the securities being registered.

  23.1          Consent of PricewaterhouseCoopers LLP

  23.2          Consent of Nixon, Hargrave, Devans & Doyle LLP
                (included as part of Exhibit 5).

  25            Power of Attorney (included on signature page)


                            ITEM 17.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:
 (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

 (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

 (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on the 9th day of July, 1998.

                       HOME PROPERTIES OF NEW YORK, INC.


                              By: /S/ AMY L. TAIT
                             ----------------------
                                  Amy L. Tait
                           Executive Vice President


 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Norman P. Leenhouts, Nelson B. Leenhouts, Richard J. Crossed and Amy L. Tait, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                     Title                   Date
 --------------------           ----

/S/ NORMAN P. LEENHOUTS       Director, Chairman      July 9, 1998
Norman P. Leenhouts           and Co-Chief Executive
                              Officer (Principal
                              Executive Officer)


/S/ NELSON B. LEENHOUTS       Director, President       July 9, 1998
Nelson B. Leenhouts           and Co-Chief Executive
                              Officer (Principal
                              Executive Officer)


/S/ RICHARD J. CROSSED       Director, Executive Vice   July 9, 1998
Richard J. Crossed           President


/S/ AMY L. TAIT              Director, Executive        July 9, 1998
Amy L. Tait                  Vice President and
                             Chief Operating Officer

/S/ DAVID P. GARDNER         Vice President, Chief      July 9, 1998
David P. Gardner             Financial Officer and
                             Treasurer
                             (Principal Financial and
                              Accounting Officer)

/S/ BURTON S. AUGUST, SR.    Director                  July 9, 1998
Burton S. August, Sr.

/S/ WILLIAM BALDERSTON, III  Director                  July 9, 1998
William Balderston, III

/S/ ALAN L. GOSULE           Director                  July 9, 1998
Alan L. Gosule

/S/ LEONARD F. HELBIG, III   Director                  July 9, 1998
Leonard F. Helbig, III

/S/ ROGER W. KOBER           Director                  July 9, 1998
Roger W. Kober


/S/ CLIFFORD W. SMITH, JR.   Director                  July 9, 1998
Clifford W. Smith, Jr.

/S/ PAUL L. SMITH            Director                  July 9, 1998
Paul L. Smith

                       Home Properties of New York, Inc.
                                 EXHIBIT INDEX
                                      to
                      Registration Statement on Form S-3
                             File No. 333-_______


 Exhibit         DESCRIPTION                              Location
   No.


  4.1         Amended and Restated Dividend           Incorporated by
              Reinvestment, Stock Purchase,           reference to Form 8-K
              Resident Stock Purchase and             dated December 23, 1997
              Employee Stock Purchase Plan


  4.2         Amendment No. One to Amended            Incorporated by
              and Restated Dividend Reinvestment,     reference to Form S-3
              Stock Purchase, Resident Stock          (333-49781) filed April
              Purchase and Employee Stock             9, 1998
              Purchase Plan

  4.3         Amendment No. Two to Amended             Filed herewith
              and Restated Dividend Reinvestment,
              Stock Purchase, Resident Stock
              Purchase and Employee Stock
              Purchase Plan

  5           Opinion of Nixon, Hargrave, Devans       Filed herewith
              & Doyle LLP regarding the validity
              of the securities being registered


 23.1         Consent of PricewaterhouseCoopers,       Filed herewith
              LLP


 23.2          Consent of Nixon, Hargrave, Devans      Included as part
               & Doyle LLP                             of Exhibit 5


 25           Power of Attorney                        Included on
                                                       signature page